Exhibit 99.1

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

MISCOR Group, Ltd. and Subsidiaries

Massillon, Ohio

We have audited the accompanying consolidated balance sheets of MISCOR Group, Ltd. and Subsidiaries as of December 31, 2012 and 2011 and the related consolidated statements of income, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MISCOR Group, Ltd. and Subsidiaries as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

Kalamazoo, Michigan

March 15, 2013

MISCOR GROUP, LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data)

	December 31,	December 31,
	2012	2011
ASSETS
CURRENT ASSETS
Accounts receivable, net of allowance for doubtful accounts of $9 and $136, respectively	$6,526	$5,664
Inventories	5,767	6,173
Other current assets	922	673

Total current assets	13,215	12,510
PROPERTY AND EQUIPMENT, net	4,935	5,460
OTHER ASSETS
Customer relationships, net	5,764	6,150
Deferred income taxes	1,942	—
Technical library, net	522	555
Deposits and other assets	67	109

Total other assets	8,295	6,814

Total assets	$26,445	$24,784

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Revolving credit line	$3,722	$2,439
Current portion of long-term debt	1,478	431
Current portion of long-term debt, officers and affiliates	—	1,053
Accounts payable	3,336	4,051
Accrued expenses and other current liabilities	1,293	1,786

Total current liabilities	9,829	9,760
LONG-TERM LIABILITIES
Long-term debt, less current portion	2,029	1,611
Long-term debt, officers and affiliates, less current portion	—	2,930

Total long-term liabilities	2,029	4,541

Total liabilities	11,858	14,301
Commitments and contingencies
STOCKHOLDERS’ EQUITY
Preferred stock, no par value; 800,000 shares authorized; no shares issued and outstanding	—	—
Common stock, no par value; 30,000,000 shares authorized; 11,807,826 and 11,785,826, shares issued, repsectively, and 11,683,987 and 11,785,826 shares outstanding, respectively	59,346	59,344
Treasury stock, 123,839 and 0 shares, at cost, respectively	(74)	—
Accumulated deficit	(44,685)	(48,861)

Total stockholders’ equity	14,587	10,483

Total liabilities and stockholders’ equity	$26,445	$24,784

The accompanying notes are an integral part of these consolidated financial statements.

MISCOR GROUP, LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except share and per share data)

	Years ended December 31,
	2012	2011
REVENUES
Service revenue	$27,990	$30,651
Product sales	21,712	15,236

Total revenues	49,702	45,887
COST OF REVENUES
Cost of service revenue	24,262	24,884
Cost of product sales	13,570	11,559

Total cost of revenues	37,832	36,443

GROSS PROFIT	11,870	9,444
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	8,796	8,247

INCOME FROM OPERATIONS	3,074	1,197
OTHER (INCOME) EXPENSE
Interest expense	737	969
Other expense (income)	24	(426)

Total other expense	761	543

NET INCOME BEFORE INCOME TAX BENEFIT	2,313	654
Income tax benefit	(1,863)	—

NET INCOME	$4,176	$654

BASIC INCOME PER COMMON SHARE	$0.35	$0.06

BASIC WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	11,785,750	11,785,826

DILUTED INCOME PER COMMON SHARE	$0.35	$0.06

DILUTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	12,050,500	11,785,826

The accompanying notes are an integral part of these consolidated financial statements.

MISCOR GROUP, LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Amounts in thousands, except share data)

	Outstanding	Common	Treasury	Accumulated
	Shares	Stock	Stock	DefIcit	Total
Balances, December 31, 2010	11,785,826	$59,344	$—	$ (49,515)	$9,829
Income—2011	—	—	—	654	654

Balances, December 31, 2011	11,785,826	59,344	—	(48,861)	10,483
Stock based compensation	22,000	2	—	—	2
Purchase of treasury stock	(123,839)	—	(74)	—	(74)
Income—2012	—	—	—	4,176	4,176

Balances, December 31, 2012	11,683,987	$59,346	$(74)	$(44,685)	$14,587

The accompanying notes are an integral part of these consolidated financial statements.

MISCOR GROUP, LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands, except share and per share data)

	Year Ended December 31,
	2012	2011
OPERATING ACTIVITIES
Net income	$4,176	$654
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,665	2,024
Deferred income tax credit	(1,942)	—
Stock-based compensation	2	—
Bad debt provision (recovery)	(71)	58
(Gain) loss on sale of equipment	13	(15)
Changes in operating assets and liabilities:
Accounts receivable	(791)	886
Inventories	406	(243)
Other current assets	(249)	(4)
Deposits and other non-current assets	50	(3)
Accounts payable	(715)	(509)
Accrued expenses and other current liabilities	(493)	(205)

Net cash provided by operating activities	2,051	2,643
INVESTING ACTIVITIES
Acquisition of property and equipment	(749)	(279)
Proceeds from disposal of property and equipment	15	18

Net cash utilized by investing activities	(734)	(261)
FINANCING ACTIVITIES
Payments on capital lease obligations	(33)	(32)
Short-term debt borrowings, net	1,283	(824)
Borrowings of long-term debt	2,500	1,072
Repayments of long-term debt	(4,985)	(2,548)
Purchase of treasury shares	(74)	—
Debt issuance costs paid	(8)	(50)

Net cash utilized by financing activities	(1,317)	(2,382)

CHANGE IN CASH	—	—
Cash, beginning of period	—	—

Cash, end of period	$—	$—

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$726	$953

The accompanying notes are an integral part of these consolidated financial statements.

MISCOR GROUP, LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2012

(Amounts in thousands, except share and per share data)

NOTE A – BUSINESS OVERVIEW

MISCOR Group, Ltd. (“MISCOR”), an Indiana Corporation, was organized in April 2004 as a holding company for Magnetech Industrial Services, Inc. (“MIS”) and its wholly owned subsidiary Martell Electric, LLC. In 2006, Martell Electric, LLC became a wholly owned subsidiary of MISCOR. MISCOR, with its wholly-owned subsidiaries, is referred to as the “Company”.

MIS, an Indiana corporation, is an Industrial Services company which, through its seven operating facilities, provides maintenance and repair services to the electric motor industry, repairs and manufactures industrial lifting magnets, provides engineering and repair services for electrical power distribution systems within industrial plants and commercial facilities, provides on-site services related to all services offered by MIS, and provides custom and standardized training in the area of industrial maintenance.

Martell Electric, LLC, provided electrical contracting services to institutions and commercial businesses.

HK Engine Components (“HKEC”) is a diesel engine components business comprised of two operating facilities, manufactures and remanufactures power assemblies for large diesel engines used in the rail, marine and power industries. HKEC also engineers, manufactures and sell other related components parts for these large engines. HKEC customers include companies that use, manufacture or distribute diesel engines and related components for the railroad, utilities, maritime and offshore drilling industries.

The Company’s customers are primarily located throughout the United States of America. As of December 31, 2012, the Company operated from nine locations in Alabama, Indiana, Ohio, West Virginia, Maryland, and California.

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

The consolidated financial statements include the accounts of MISCOR and its wholly owned subsidiaries, MIS and HKEC. All significant intercompany balances and transactions have been eliminated.

Reclassifications

Certain amounts from the prior year financial statements have been reclassified to conform to the current year presentation.

Cash equivalents

The Company considers all highly liquid investments with maturities of three months or less from the purchase date to be cash equivalents. The Company did not have any cash equivalents at December 31, 2012 and 2011.

Concentration of credit risk

The Company maintains its cash and cash equivalents primarily in bank deposit accounts. The Federal Deposit Insurance Corporation insures these balances up to certain limits per bank. The Company has not experienced any losses on its bank deposits and management believes these deposits do not expose the Company to any significant credit risk.

MISCOR GROUP, LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2012

(Amounts in thousands, except share and per share data)

Accounts receivable and allowance for doubtful accounts

The Company carries accounts receivable at sales value less an allowance for doubtful accounts. The Company periodically evaluates accounts receivable and establishes an allowance for doubtful accounts based on a combination of specific customer circumstances, credit conditions and the history of write-offs and collections. The Company evaluates items on an individual basis when determining accounts receivable write-offs. The Company’s policy is not to charge interest on trade receivables after the invoice becomes past due. A receivable is considered past due if payment has not been received within agreed upon invoice terms.

The following is a summary of the allowance for doubtful accounts at December 31,

	2012	2011
Balance at beginning of year	$(136)	$(261)
Charges to expense/(recovery)	71	(58)
Deductions	56	183

Balance at end of year	$(9)	$(136)

Inventory

The Company values inventory at the lower of cost or market. Cost is determined by the first-in, first-out method. The Company periodically reviews its inventories and makes provisions as necessary for estimated obsolescence and slow-moving goods. The amount of such markdown is equal to the difference between cost of inventory and the estimated market value based upon assumptions about future demands, selling prices and market conditions.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed over the estimated useful lives of the related assets using the straight-line method. Useful lives of property and equipment are as follows:

Buildings	30 years
Leasehold improvements	Shorter of lease term or useful life
Machinery and equipment	5 to 10 years
Vehicles	3 to 5 years
Office and computer equipment	3 to 10 years

The Company performs reviews for impairment of property and equipment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss is recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. When impairment is identified, the carrying amount of the asset is reduced to its estimated fair value. Assets to be disposed of are recorded at the lower of net book value or fair market value less cost to sell at the date management commits to a plan of disposal.

MISCOR GROUP, LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2012

(Amounts in thousands, except share and per share data)

Debt issue costs

Costs incurred by the Company to secure senior debt financing are capitalized and amortized, as a charge to interest expense, over the term of the related financing agreement (See Note F, Senior Credit Facility).

With new financing obtained during 2012, the Company wrote off $47 in amortization during 2012 related to the debt issue costs associated with the 2011 refinancing with Wells Fargo.

As of December 31, 2012 and 2011, debt issuance costs were $8 and $47, net of accumulated amortization of $0 and $3, respectively.

Other intangible assets

Other intangible assets, consisting mainly of customer relationships and a technical library, were all determined to have a definite life and are amortized over the shorter of the estimated useful life or contractual life of the these assets, which range from 15 to 20 years. These intangible assets are being amortized under the straight-line method. Intangible assets with definite useful lives are periodically reviewed to determine if facts and circumstances indicate that the useful life is shorter than originally estimated or that the carrying amount of assets may not be recoverable. If such facts and circumstances do exist, the recoverability of intangible assets is assessed by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairments, if any, are based on the excess of the carrying amount over the fair value of those assets.

Revenue recognition

Revenue consists primarily of sales and service of industrial magnets, electric motors, electrical power distribution systems, and diesel power assemblies. Product sales revenue is recognized when products are shipped and both title and risk of loss transfer to the customer. Service revenue is recognized when all work is completed and the customer’s property is returned. For services to a customer’s property provided at the Company’s site, property is considered returned when the customer’s property is shipped back to the customer and risk of loss transfers to the customer. For service to a customer’s property provided at the customer’s site, property is considered returned upon completion of work. However, for service sales in which the contract price exceeds $75 and takes longer than 13 weeks to complete, the Company utilizes the percentage of completion methodology for revenue recognition.

Advertising costs

Advertising costs consist mainly of product advertisements and announcements published in trade publications, and are expensed when incurred. Advertising expense was $48 and $41 for the years ended December 31, 2012 and 2011, respectively.

Warranty costs

The Company warrants workmanship after the sale of its products and services, generally for a period of one year. An accrual for warranty costs is recorded based upon the historical level of warranty claims and management’s estimates of future costs.

MISCOR GROUP, LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2012

(Amounts in thousands, except share and per share data)

Product warranty activity is as follows:

	December 31, 2012	December 31, 2011
Balance at beginning of period	$84	$217
Warranty claims paid	(92)	(64)
Warranty expense (recovery)	171	(69)

Balance at end of period	$163	$84

Income taxes

The Company accounts for income taxes using the asset and liabilities method. The Company classifies interest and penalties, if any, associated with its uncertain tax positions as a component of income tax expense. There were no interest or penalties recorded for the years ended December 31, 2012 and 2011 (See Note I, Income Taxes).

In recording deferred income tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred income tax assets will be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those deferred income tax assets would be realizable. The Company considers the scheduled reversal of deferred income tax liabilities and projected future taxable income for this determination.

The Company is subject to audits by various taxing authorities, and the audits may result in proposed assessments where the ultimate resolution results in the Company owing additional taxes. The Company is required to establish reserves when the Company believes there is uncertainty with respect to certain positions and the Company may not succeed in realizing the tax benefit. The Company believes that its tax return positions are appropriate and supportable under relevant tax law. The Company has evaluated its tax positions for items of uncertainty and has determined that its tax positions are highly certain. The Company believes the estimates and assumptions used to support its evaluation of tax benefit realization are reasonable. Accordingly, no adjustments have been made to the consolidated financial statements for the years ended December 31, 2012 and 2011.

Other income

Other income is predominantly attributed to the recovery in various legal matters and a $100 non-refundable deposit which was recognized as income when a potential buyer of HKEC did not complete a transaction during 2011.

Stock based compensation

The cost of all share-based payments to employees, including grants of employee stock options, are recognized in the financial statements based upon their fair values at grant date, or the date of later modification, over the requisite service period.

Earnings per share

Basic earnings per common share excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the year. Diluted earnings per common share are computed assuming the conversion of common stock equivalents, when dilutive.

MISCOR GROUP, LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2012

(Amounts in thousands, except share and per share data)

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates are required in accounting for inventory costing, asset valuations, costs to complete and depreciation. Actual results could differ from those estimates.

New accounting standards

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position, or cash flow.

NOTE C – INVENTORIES

Inventories consist of the following:

	December 31, 2012	December 31, 2011
Raw materials	$2,457	$2,725
Work-in-progress	1,879	2,144
Finished goods	1,431	1,304

	$5,767	$6,173

NOTE D – PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31:

	2012	2011
Land and Buildings	$1,815	$1,800
Leasehold Improvements	620	499
Machinery and Equipment	8,972	8,624
Construction in Progress	308	232
Vehicles	959	927
Office and Computer Equipment	2,482	2,395

	15,156	14,477
Less: Accumulated Depreciation	(10,221)	(9,017)

	$4,935	$5,460

Depreciation expense was $1,246 and $1,591 for years ended December 31, 2012 and 2011, respectively.

NOTE E – OTHER INTANGIBLE ASSETS

Other intangible assets consist of a technical library and customer relationships, and are reported net of accumulated amortization. The Company amortizes the cost of intangible assets over their expected useful lives

MISCOR GROUP, LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2012

(Amounts in thousands, except share and per share data)

which range from 15 to 20 years. The Company does not believe there is any significant residual value associated with intangible assets. Other intangible assets consist of the following:

		December 31, 2012			December 31, 2011
	Estimated Useful Lives (in Years)	Gross Carrying Amount	Accumulated Amortization	Net	Gross Carrying Amount	Accumulated Amortization	Net
Customer Relationships	15-20	$7,722	$(1,958)	$5,764	$7,722	$(1,572)	$6,150
Technical Library	20	700	(178)	522	700	(145)	555

Total		$8,422	$(2,136)	$6,286	$8,422	$(1,717)	$6,705

Amortization of intangible assets was $419 and $430 for the years ended December 31, 2012 and 2011, respectively.

The estimated future amortization expense related to intangible assets at December 31, 2012 is as follows:

Years Ending December 31,
2013	$421
2014	421
2015	421
2016	421
2017	421
Thereafter	4,181

Total	$6,286

NOTE F – SENIOR CREDIT FACILITY

Senior credit Facility with PNC Bank

On December 24, 2012, the Company executed the Loan Agreement and Security Agreement (“PNC credit facility”) with its new primary lender, PNC Bank, National Association ( “PNC”). There are two components to the PNC credit facility: A Committed Line of Credit Note (“Line of Credit”) and a Term Note.

The Line of Credit allows for borrowings up to $6,500 which are collateralized by 85% of eligible accounts receivable and 50% of eligible inventory. Additionally, the Line of Credit allows for Letter(s) of Credit in the aggregate at any time outstanding not to exceed $1,500. The Line of Credit bears interest at a rate per annum equal to the Daily LIBOR Rate plus the applicable “LIBOR Margin” as set based on certain metrics (effectively 2.96% at December 31, 2012). At December 31, 2012, $3,722 is outstanding on the Line of Credit, with $2,379 of availability on the Line of Credit.

The Term Note is for the amount of $2,500, together with interest accruing on the outstanding principal balance from December 24, 2012. This loan is collateralized by various real estate and equipment. The Term Note bears interest at a rate per annum equal to the Daily LIBOR Rate plus the applicable “LIBOR Margin” as set based on certain metrics (effectively 3.21% at December 31, 2012).

MISCOR GROUP, LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2012

(Amounts in thousands, except share and per share data)

The Company is obligated to make equal monthly installments of $42, commencing on January 24, 2013, and continuing on the same day of each month thereafter. Interest shall be payable at the same time as the principal payments. Any outstanding principal and accrued interest shall be due and payable in full on December 24, 2017.

The provisions of the PNC credit facility include a lock-box arrangement and certain provisions that could potentially be interpreted as a subjective acceleration clause. More specifically, PNC, in its reasonable credit judgment, can assess additional reserves to the borrowing base calculation or reduce the advance rate against accounts receivable and inventories to account for changes in the nature of the Company’s business that alters the underlying base borrowing calculation. The reserve requirements may result in an over-advance borrowing position that could require an accelerated repayment of the over-advance portion. The Company does not anticipate any changes in its business practices that would result in any material adjustments to the borrowing base calculation. However, management cannot be certain that additional reserves will not be assessed by PNC to the borrowing base calculation. As a result, the Company classifies borrowings under the revolving note as a short-term obligation.

The Company paid a closing fee of $4 on the Line of Credit and a closing fee of $4 on the Term Note.

Senior credit facility with Wells Fargo – Terminated December 24, 2012

As of December 31, 2012, the Company no longer has a $5,000 secured revolving credit agreement (“WFB credit agreement”) with Wells Fargo Bank National Association (“Wells Fargo”). Borrowings under the WFB credit agreement were paid off with initial funding under the PNC credit facility. Interest under the WFB credit agreement was due monthly at LIBOR plus 3.50% (effectively 3.81% at December 24, 2012). The WFB credit agreement was amended several times over its term to adjust interest rates, maturity dates and covenants. The Company paid interest expense of approximately $156 for the year ended December 31, 2012, including debt issue cost amortization of $47. For the year ended December 31, 2011, the Company paid interest expense of approximately $211, including debt issue costs amortization of $3.

Additionally, under a machinery and equipment term loan (“M&E Loan”) with Wells Fargo, the Company has outstanding $0 at December 31, 2012 and $972 at December 31, 2011. Under the loan agreement, the Company made monthly installments of $27 plus interest. The Company paid interest expense of approximately $43 and $18 for the years ended December 31, 2012 and 2011, respectively. This loan was paid off early with initial funding under the PNC credit facility.

Covenants

Terms of the PNC Credit Facility require the Company to meet two financial covenants:

•

Maintain as of the end of each fiscal quarter, on a rolling four quarters basis, a ratio of Funded Debt to EBITDA of less than or equal to 2.50 to 1.00 at close and at December 31, 2012; and 2.25 to 1.00 at December 31, 2013 and thereafter,

•	Maintain as of the end of each fiscal quarter, on a rolling four quarters basis, a Fixed Charge Coverage Ratio of greater than or equal to 1.25 to 1.00.

As part of this agreement, certain bank covenants have been put into effect. In the event the Company is unable to attain the results established in the bank covenants, the Company may have future debt covenant violations and the lender could claim a default and demand repayment. If PNC demands immediate repayment of the outstanding borrowings under the credit agreement; currently, the Company may not have the means to repay or refinance the amounts that would be due. If demanded, and if the Company was unable to repay or refinance the

MISCOR GROUP, LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2012

(Amounts in thousands, except share and per share data)

amounts due under the credit agreement, PNC could exercise its remedies there under, including foreclosing on substantially all assets, which the Company has pledged as collateral to secure obligations under the credit agreement. As of December 31, 2012, the Company is not in violation of any covenants with PNC.

NOTE G – LONG-TERM DEBT

Long-term debt consists of the following:

	December 31,	December 31,
	2012	2010
Term Note, as described above (See Note F—Senior Credit Facility)	$2,500	$—
Note payable to bank in monthly installments of $3 through November 16, 2014, plus interest at 8% secured by a security interest in certain equipment	63	94
Three notes payable to John Martell (the Company’s chairman) and BDeWees, Inc. and Xgen III, Ltd. (prior owners of acquired business) payable monthly at varying interest rates (effectively 7.5%, 10.5% and 10.5%, respectively, as of December 31, 2011) and due in 2013. Paid off early with intial funding from the PNC credit facility.	—	3,982
Machinery and equipment loan described above (See Note F—Senior Credit Facility)	—	972
Capital lease obligations	944	977

	3,507	6,025
Less: current portion	1,478	1,484

	$2,029	$4,541

See Note K, Related Party Transactions.

Capital lease obligations

The Company leases certain equipment under agreements that are classified as capital leases. The following is a summary of assets under capital leases:

	December 31,	December 31,
	2012	2011
Machinery and equipment	$746	$746
Vehicles and trailers	84	84
Computer equipment and software	240	240
Furniture and office equipment	91	91
Less accumulated depreciation	(713)	(541)

	$448	$620

MISCOR GROUP, LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2012

(Amounts in thousands, except share and per share data)

Minimum future lease payments required under capital leases as of December 31, 2012 are:

Year Ending December 31,	Amount
2013	$1,050
Less imputed interest	(106)

Present value of net minimum lease payments	$944

Maturities of long term debt

Aggregate maturities of long term debt, including capital leases, subsequent to December 31, 2012 are as follows:

Years Ending December 31,	Amount
2013	$1,478
2014	529
2015	500
2016	500
2017	500

$3,507

Following is a summary of interest expense for the years ended December 31, 2012 and 2011:

	Years ended December 31,
	2012	2011
Interest expense on principal	$690	$966
Amortization of debt issue costs	47	3
	$737	$969

Warrants associated with debt

The Company has outstanding warrants to purchase common stock. These warrants were issued in connection with certain financing transactions initiated prior to 2006, are all currently exercisable and have standard anti-dilution features. A summary of the Company’s warrant activity in 2012 and 2011 follows:

	Number of Warrant Shares	Weighted-Average Exercise Price
Outstanding at January 1, 2011	308,197	$8.28
Granted	—	—
Exercised	—	—
Forfieted	—	—

Outstanding at December 31, 2011	308,197	$8.28
Granted	—	—
Exercised	—	—
Forfieted	(300,118)	(8.50)

Outstanding at December 31, 2012	8,079	$0.25

MISCOR GROUP, LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2012

(Amounts in thousands, except share and per share data)

The following table summarizes information about the outstanding warrants as of December 31, 2012:

Exercise Price	Number of Warrant Shares	Weighted-Average Remaining Contractual Life (Years)
$ 0.25	8,079	0.42

NOTE H – STOCK BASED COMPENSATION

2005 Stock Option Plan

In August 2005, the board of directors adopted the 2005 Stock Option Plan (the “Plan”). The Plan provides for the grant of up to 80,000 shares of Incentive Stock Options (“ISO”), within the meaning of Section 422 of the Internal Revenue Code, or non-statutory stock options (“NQSO”) to the Company’s executive employees who are materially responsible for the management and operation of its business, and to the Company’s directors. In February 2008, the board of directors adopted an amendment to the Plan to increase the number of shares available under the Plan to 200,000. These options, which expire in five years after grant date, are exercisable in 25% cumulative increments on and after the first four anniversaries of their grant date. The exercise price of the ISOs and NQSOs granted under the Plan must be at least equal to 100% of the fair market value of the common stock of the Company at the date of grant. Also, ISOs may be granted to persons owning more than 10% of the voting powers of all classes of stock, at a price no lower than 110% of the fair market value of the common stock at the date of grant.

During 2011, no options were granted under the Plan. During 2012, options to acquire 31,000 shares of common stock were granted under the Plan. As of December 31, 2012, options to acquire a total of 220,000 options have been granted to participants, of which 138,000 have been forfeited or exercised, leaving 118,000 shares available for future option grants under the Plan.

The fair value of the options granted was estimated using the Black-Scholes valuation model. The Company has elected to use the simplified method of determining the expected term since it does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term. The computation of expected volatility for stock-based awards is based on the historical volatility of comparable companies from a representative peer group selected based on industry and market capitalization data. The risk-free interest rates for the periods within the expected life of the option are based on the U.S. Treasury yield in effect at the date of the option grant. No dividend yield is assumed as the Company does not expect to pay dividends. The Company recorded compensation cost based on the grant date fair value of each option award. The total cost of each grant is recognized on a straight line basis over the four year period during which the employees are required to provide services in exchange for the award – the requisite service period.

The following table summarizes the weighted-average assumptions that were used to value the Company’s option grants along with the weighted-average fair value of options awards for 2012:

Expected volatility	48.89%
Risk free interest rate	0.60%
Expected term	3.75 years
Vesting period	4 years
Contractual term	5 years
Weighted average fair value	$0.11

MISCOR GROUP, LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2012

(Amounts in thousands, except share and per share data)

The Company recorded compensation expense related to stock options of $2 and $0 for the years ended December 31, 2012 and 2011, respectively.

The activity in the Company’s stock option plan for the years ended December 31, 2012 and 2011 is as follows:

2012
	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value in 000’s
Outstanding at beginning of year	53,000	$0.76
Granted	31,000	$0.35		$4
Exercised	—	$—		$—
Forfeited	(2,000)	$5.38		$—

Outstanding at December 31, 2012	82,000	$0.47	2.69	$13

Vested and Exercisable at December 31, 2012	31,472	$0.62	1.36	$9

2011
	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at beginning of year	72,200	$2.19
Granted	—	$—		$—
Exercised	—	$—		$—
Forfeited	(19,200)	$6.15		$—

Outstanding at December 31, 2011	53,000	$0.76	3.31	$—

Vested and Exercisable at December 31, 2011	14,500	$1.30	2.36	$—

2005 Restricted Stock Purchase Plan

In August 2005, the board adopted the 2005 Restricted Stock Purchase Plan. The plan provides for the grant of offers to purchase up to 100,000 shares of restricted stock to the Company’s directors, officers and key employees. During 2012, the Company issued 12,000 shares of restricted stock to officers and key employees. As of December 31, 2012, 78,000 shares remain available to be issued.

A participant may not transfer shares acquired under the plan except in the event of the sale or liquidation of the Company. If within three years after shares are acquired under the plan, a participant terminates employment for any reason other than death, disability, retirement or good reason, the Company is required to purchase the participant’s shares for the same price the participant paid. If the participant terminates employment after three years or as a result of death, disability or retirement or for good reason, the Company is required to purchase the shares for a price equal to their fair market value.

MISCOR GROUP, LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2012

(Amounts in thousands, except share and per share data)

Activity in the Company’s restricted stock plan for the years ended December 31, 2012 and 2011 is as follows:

	2012		2011
	Shares	Weighted Average Grant Date Fair Value	Shares	Weighted Average Grant Date Fair Value
Non-vested at Beginning of Year	10,000	$0.35	12,000	$1.33
Granted	12,000	0.39	—	—
Vested	—	—	—	—
Forfeited	—	—	(2,000)	6.23

Non-vested at End of Year	22,000	$0.37	10,000	$0.35

No restricted stock is vested as of December 31, 2012.

The issuance of restricted stock is intended to lock-up key employees for a three year period. Restricted stock was valued based on the closing price of the Company’s common stock on the date of the grant, and the related expense is amortized on a straight line basis over the three year term of the restriction period.

NOTE I – INCOME TAXES

Deferred income taxes result primarily from net operating loss (“NOL”) carryforwards and temporary differences in the bases of certain assets and liabilities for financial and income tax reporting purposes. Significant components of the Company’s deferred tax assets and liabilities are as follows:

	December 31,
	2012	2011
Deferred Tax Assets:
Net Operating Loss Carryforwards	$6,866	$7,418
Capital Loss Carryforwards	2,432	2,432
Tax Credit Carryforwards	131	124
Accounts Receivable	4	55
Inventory	361	431
Warranty Reserve	65	34
Property, Equipment and Intangibles	1,176	1,451
Accrued Expenses and Other	—	17

Total Gross Deferred Tax Assets	11,035	11,962
Valuation Allowance	(9,093)	(11,962)

	$1,942	$—

MISCOR GROUP, LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2012

(Amounts in thousands, except share and per share data)

The significant elements contributing to the differences between the United States federal statutory tax rate and the Company’s effective tax rate are as follows:

	December 31,
	2012	2011
Statutory U.S. federal income tax rate	34.0%	34.0%
State taxes, net of federal benefit	5.6%	5.6%
Permanent differences	1.3%	8.5%
Change in valuation allowance	-121.4%	-48.1%

Effective tax rate	-80.5%	0.0%

At December 31, 2012, there are $17,164 in tax NOL carryforwards available to the Company, which expire at various dates from 2023 through 2030. At December 31, 2012, the Company had unused capital loss carryforwards of $6,080 available to be applied against future capital gains that expire in 2015. In addition, at December 31, 2012 unused work opportunity credits of $124 and employers affected by hurricanes credits of $7 were available to be applied against future income taxes that expire from 2026 to 2029.

The Company had previously recorded valuation allowances on all of its net deferred income tax assets, tax credit carryforwards, and NOL carryforwards as it was not more likely than not that a future benefit would be realized. By the end of 2012, the cumulative taxable losses were offset by recent operating performance, which included positive taxable income for both 2011 and 2012. The improvement in profitability has been driven by the complete refinancing of the Company’s debt with significant reductions in borrowing costs and improved operational performance through restructuring and cost control. The Company concluded that the trend in earnings, the elimination of substantial costs through the restructuring, and its aligned cost structures results in the more likely than not realization of certain of the deferred future benefits. Due to economic uncertainty beyond the immediate future, the Company has only reversed $1,942 of the valuation allowance, which the Company reasonably estimates to be realizable in 2013.

For the year ended December 31, 2012, there was current income tax expense of $79, due to alternative minimum tax NOL limitations. For the year ended December 31, 2011, there was no current income tax expense.

The Company did not identify any uncertain tax positions taken or expected to be taken in a tax return which would require adjustment to the consolidated financial statements. The Company is subject to U.S. federal income tax as well was income tax in multiple state and local jurisdictions. Currently, no federal or state or local income tax returns are under examination. The tax years 2008 through 2012 remain open to examination by the major taxing jurisdictions to which the Company is subject.

NOTE J – OPERATING LEASE COMMITMENTS

The Company leases its Hammond, Indiana, and Boardman, Ohio facilities from companies controlled by its Chairman under agreements expiring in August 2015. Renewal options are available for each property. The Company leases the Hagerstown, Maryland facility from a partnership, one partner of which is an officer of HKEC, under an agreement expiring in July 2016. The Company leases the Massillon, Ohio facility from a partnership, one partner of which is a former officer of MIS, under an agreement expiring in November 2017. The Company leases its Merrillville, Indiana, Huntington, West Virginia, and Visalia, California facilities from unrelated parties under agreements expiring before November 2016. Total rent expense for all facility leases was

MISCOR GROUP, LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2012

(Amounts in thousands, except share and per share data)

approximately $1,388 and $1,226 for the years ended December 31, 2012 and 2011, respectively, including $968 and $1,020, respectively to related parties.

The Company leased a facility in South Bend for its previous corporate offices from its Chairman of the Board and stockholder. This lease expired in August 2012. As a result of the closure and relocation of the corporate office to Massillon in 2010, the Company no longer uses this office space.

The Company also leases other manufacturing and office equipment and vehicles under operating leases with varying terms expiring through April 2017. Total rent expense under these leases was approximately $446 and $401 for years ended December 31, 2012 and 2011, respectively.

Future minimum lease payments required under the operating leases in effect as of December 31, 2012 are as follows, including $3,244 due to affiliates over the indicated years:

Years Ending December 31,
2013	$1,528
2014	1,504
2015	1,388
2016	999
2017	679

$6,098

NOTE K – RELATED PARTY TRANSACTIONS

As described in Note F – Senior Credit Facility, the Company retired three subordinated notes due to related parties in late 2012 with initial funding under the PNC credit facility. Outstanding aggregate balances on these notes were $2,180 and $3,982 as of December 24, 2012 and December 31, 2011, respectively. Interest expense related to these notes was $354 and $596 for the years ended December 31, 2012 and 2011, respectively.

See Note J – Operating Lease Commitments regarding related party leases.

NOTE L – FAIR VALUE MEASUREMENTS

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1—Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•

Level 2—Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs

MISCOR GROUP, LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2012

(Amounts in thousands, except share and per share data)

other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3—Inputs that are both significant to the fair value measurement and unobservable.

Assets measured at fair value

The Company’s non-financial assets, such as intangible assets and property and equipment, are measured at fair value when an impairment charge is recorded. Such impairment charges incorporate fair value measurements based on Level 3 inputs. No impairment indicators existed for the years ended December 31, 2012 and 2011.

Cash, accounts receivable, accounts payable and accrued expenses

The carrying amounts of these items are a reasonable estimate of their fair values (generally based on Level 3 inputs) because of the current maturities of these instruments.

Debt

As of December 31, 2012, rates currently available to the Company for long-term borrowings with similar terms and remaining maturities are used to estimate the fair value of existing borrowings at the present value of expected cash flows. Interest rates associated to the Company’s debt are now at variable rates, based on market rates, thus the debts fair value (generally based on Level 3 inputs) approximates its carrying value.

NOTE M – RETIREMENT PLANS

In connection with its collective bargaining agreements with various unions, the Company does not participate with other companies in the unions’ multi-employer pension plans. In 2002, the Company adopted two defined contribution profit-sharing plans covering substantially all of its full-time employees. The plans contain deferred-salary arrangements under Internal Revenue Code Section 401(k). One plan is for all employees not covered under collective bargaining agreements. Employer contributions may be made at the discretion of the board of directors. Under the second plan, which is for all employees covered by collective bargaining agreements, there is no provision for employer contributions. A particular subsidiary adopted a defined contribution profit-sharing plan covering substantially all of its full-time employees. The plan contains deferred-salary arrangements under Internal Revenue Code Section 401(k). Employer contributions may be made at the discretion of the board of directors. During the years ended December 31, 2012 and 2011, the Company contributed $26 and $0, respectively.

NOTE N – CONCENTRATIONS OF CREDIT RISK

Customers

The Company grants credit, generally without collateral, to its customers, which are primarily in the steel, metal working, scrap, rail services and power industries. Consequently, the Company is subject to potential credit risk related to changes in economic conditions within those industries. However, management believes that its billing and collection policies are adequate to minimize the potential credit risk. At December 31, 2012 and 2011, approximately 36% and 25% of gross receivables were due from entities in the rail industry, 22% and 36% of gross accounts receivable were due from entities in the steel, metal working and scrap industries, and 6% and 10% of gross receivables were due from entities in the power industry. At December 31, 2012 and December 31,

MISCOR GROUP, LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2012

(Amounts in thousands, except share and per share data)

2011, one customer accounted for 13% of gross accounts receivable. Two customers accounted for 18% and 17%, respectively, of sales for the year ended December 31, 2012 and one customer accounted for 21% of sales for the year ended December 31, 2011.

NOTE O – COMMITMENTS AND CONTINGENCIES

Collective bargaining agreements

At December 31, 2012 and 2011, approximately 12% and 14% of the Company’s employees were covered by a multi-employer collective bargaining agreement which expires in December 2014.

Potential lawsuits

The Company is involved in disputes or legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company’s financial position or results of operations.

Employment agreements

On June 18, 2010, the Company entered into an employment agreement with its newly appointed President and CEO, Michael P. Moore. The agreement was for an initial one-year term, subject to earlier termination as provided in the agreement. At each contract year-end, the agreement will automatically renew for successive one-year periods unless either party, at least three months before the end of the initial term or any renewal term, requests termination or renegotiation of the agreement. The employment agreement provides for certain benefits to the executive if employment is terminated by the Company for cause, by the executive with good reason, or due to death or disability. The benefits include continuation of the executive’s base salary for six months, any earned but unpaid profit-sharing or incentive bonus, stock option and company-paid health insurance for six months.

NOTE P – SEGMENT INFORMATION

The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies in Note B. The Company evaluates the performance of its reportable segments based on net income or loss. Summarized financial information concerning the Company’s reportable segments as of and for the years ended December 31, 2012 and 2011 is shown in the following tables:

2012	Industrial Services	Rail Services	Corporate	Intersegment Eliminations	Year ended December 31, 2012 Consolidated
External revenue:
Service revenue	$27,990	$—	$—	$—	$27,990
Product sales	4,184	17,528	—	—	21,712
Deprecation included in the cost of revenues	908	182	—	—	1,090
Gross profit	6,578	5,292	—	—	11,870
Other depreciation & amortization	464	2	109	—	575
Interest expense	139	7	591	—	737
Net income (loss)	(250)	3,238	1,188	—	4,176
Total assets	18,951	4,681	2,813	—	26,445
Capital expenditures	493	206	50	—	749

MISCOR GROUP, LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2012

(Amounts in thousands, except share and per share data)

2011	Industrial Services	Rail Services	Corporate	Intersegment Eliminations	Year ended December 31, 2011 Consolidated
External revenue:
Service revenue	$30,651	$—	$—	$—	$30,651
Product sales	3,198	12,038	—	—	15,236
Deprecation included in the cost of revenues	1,066	361	—	—	1,427
Gross profit	6,720	2,724	—	—	9,444
Other depreciation & amortization	474	3	120	—	597
Interest expense	134	9	826	—	969
Net income (loss)	44	1,264	(654)	—	654
Total assets	20,396	3,643	745	—	24,784
Capital expenditures	134	8	137	—	279

NOTE Q – SUPPLEMENTAL DISCLOSURES ON NON-CASH FINANCING ACITIVITIES

	Years ended December 31,
	2012	2011
Reduction of note payable through offset ofreceivable from a related party	$—	$379

NOTE R – INCOME PER SHARE

The following table details the computation of basic and diluted earnings per common share for the years presented:

	December 31,
	2012	2011
Net income	$4,176	$654
Weighted-average common shares outstanding (basic)	11,785,750	11,785,826
Effect of dilutive securities from equity awards	264,750	—

Weighted-average common shares outstanding (diluted)	12,050,500	11,785,826
Basic earnings per common share	$0.35	$0.06

Dilutive earnings per common share	$0.35	$0.06

The weighted-average common shares outstanding (diluted) computation is not impacted during any period where the exercise price of a stock option is greater than the average market price because their effects were anti-dilutive. Excluded from the computation of diluted earnings per share are 1,000 stock options for the year ended December 31, 2012 and 53,000 stock options and 308,197 warrants for the year ended December 31, 2011.

MISCOR GROUP, LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TWO YEARS IN THE PERIOD ENDED DECEMBER 31, 2012

(Amounts in thousands, except share and per share data)

NOTE S – SUBSEQUENT EVENTS

As previously disclosed on the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on March  13, 2013, the Company entered into a plan of merger by and among Integrated Electrical Services, Inc. (“IES”) and the Company, dated as of March 13, 2013 (the “Merger Agreement”), whereby the Company will merge with and into IES, with IES as the surviving entity. Stockholders of the Company will have the right to elect to receive a guaranteed $1.415 per share or have their shares converted to shares of IES or a mix of cash consideration and stock consideration, depending if certain conditions are met.